                                                                    EXHIBIT 10.3

                      ESCROW AND INDEMNIFICATION AGREEMENT

     This ESCROW AND INDEMNIFICATION AGREEMENT (this "Agreement") is made and
                                                      ---------
entered into as of April 14, 1999, among AVT Corporation, a Washington corporation ("Parent"), Sanjeev Manaley (the "Securityholder Agent"), as agent
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for the stockholders of MediaTel Corporation, a Delaware corporation (the
"Company"), and ChaseMellon Shareholder Services, LLC, as escrow agent (the "Escrow Agent").
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                                    RECITALS

     A. Pursuant to an Agreement and Plan of Merger, dated as of April 13, 1999 (the "Merger Agreement") among Parent, Goldengate Acquisition Corp., a Delaware
      ----------------
corporation and a wholly owned subsidiary of Parent ("Merger Sub"), the Company,
                                                      ----------
and certain significant stockholders of the Company, the parties thereto intend to effect the merger of Merger Sub with and into the Company (the "Merger").
                                                                   ------

     B. Under the terms of the Merger Agreement, a portion of the shares of Parent Common Stock, par value $.01 per share, to be issued to the holders of the Company's capital stock in the Merger are to be deposited in an escrow account with the Escrow Agent. The shares of Parent Common Stock so deposited will remain subject to any indemnification claims Parent may have under Section 1(b) of this Agreement and Article VII of the Merger Agreement, until released by the Escrow Agent pursuant to the terms hereof.

     C. Pursuant to Article VII of the Merger Agreement, a copy of which is attached hereto as Exhibit A, the Securityholder Agent has been duly appointed by the Stockholders.

     D. The execution and delivery of this Agreement by the parties hereto is a condition precedent to the obligations of the parties to the Merger Agreement.

     E. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Merger Agreement. In the event of any conflict between the terms of this Agreement (other than those terms herein that affect the rights, indemnifications, duties or obligations of the Escrow Agent which shall be governed exclusively by the terms of this Agreement), the terms of the Merger Agreement shall prevail.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.   Delivery of Shares; Indemnification

     (a) At the Effective Time, certificates representing ten percent (10%) of the shares of Parent Common Stock issuable to each Stockholder under Section 1.6(a) of the Merger

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

Agreement (the "Escrow Shares") shall be deposited in escrow with the Escrow
                -------------
Agent, to be held and administered in accordance with the terms and conditions of this Agreement. The number of Escrow Shares deposited in escrow by each stockholder will be calculated by aggregating all shares of Parent Common Stock to be issued to such Stockholder under Section 1.6(a) of the Merger Agreement and multiplying that number by ten percent (10%). Fractional shares of Parent Common Stock will not be deposited in escrow. Instead, the number of shares to be deposited by each Stockholder in escrow will be rounded down to the nearest whole number of shares.

     (b) Subject to Section 7.5 of the Merger Agreement, Parent shall be entitled pursuant to Section 7.2 of the Merger Agreement to recover from the Escrow Shares the full dollar amount of any Losses that may be incurred by any Indemnitee directly or indirectly as a result of (a) any inaccuracy or breach of a representation or warranty of the Company or a Significant Stockholder contained in Article II of the Merger Agreement, or (b) the nonperformance by the Company or a Significant Stockholder (whether partial or total) of any covenants or agreements made in the Merger Agreement or any agreement entered into pursuant thereto which was due to be performed at or before Closing.

     (c) The indemnification period with respect to the Escrow Shares shall begin as of the Effective Time and shall continue until the earlier of (i) April 14, 2000 or (ii) the date on which Parent's independent accountants issue an audit report for Parent and its consolidated subsidiaries for the year ended December 31, 1999 (the "Escrow Period"). During the Escrow Period, Parent may
                        -------------
make claims from the Escrow Shares on behalf of any Indemnitee for any Loss in accordance with Section 1(b) hereof and Article VII of the Merger Agreement (each, a "Claim"). Notwithstanding the foregoing, if any Claim Notice is filed
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during the Escrow Period, any representation or warranty relating to such claim shall survive until the time when it is resolved in accordance with this Agreement; and provided further that this Agreement shall not be deemed to reduce the survival period provided in the Merger Agreement of any representation and warranty.

     (d) At the termination of the Escrow Period, Parent and the Securityholder Agent shall jointly notify the Escrow Agent that the Escrow Period has terminated and supply the Escrow Agent with a Schedule (as defined in Section 2(b) hereof), updated as of the last day of the Escrow Period, setting forth the aggregate number of Escrow Shares to be released from Escrow (the "Released
                                                                   --------
Shares") and the aggregate number of Escrow Shares subject to a claim for
------
reimbursement brought on behalf of any Indemnitee pending determination of whether such claim is an indemnifiable Claim pursuant to Section 7.2 of the Merger Agreement. The Released Shares shall be returned by the Escrow Agent to the Record Holders (as defined in Section 2(b) hereof) pro rata in the same proportions and to the addresses indicated on such updated Schedule within 10 days of the Escrow Agent's receipt of the Schedule. Upon the final determination of any pending indemnification Claims, the Escrow Shares being held pending such determination shall be distributed by the Escrow

Agent upon receipt and in accordance with the terms of the relevant notice or memorandum stipulated in Section 4 hereof.

     (e) For purposes of this Agreement and Article VII of the Merger Agreement, the satisfaction of any Losses owed under Section 1(b) of this Agreement and
Article VII of the Merger Agreement shall be made by delivery by the Escrow Agent to Parent of that number of Escrow Shares calculated by dividing the dollar amount of any Losses by the Parent Common Stock Price, which is $24.8766.

     (f) The Escrow Agent will hold the Escrow Shares in accordance with the terms and conditions of this Agreement. All obligations of the Escrow Agent hereunder shall terminate upon final delivery of all Escrow Shares to the appropriate party or parties in accordance with the instructions from the Securityholder Agent and Parent, who shall act in accordance with this Agreement. This Agreement shall terminate upon final delivery of all Escrow Shares in accordance with the preceding sentence.

2.   Administration

     (a) The Escrow Agent shall accept, hold and safeguard the Escrow Shares during the term of the Escrow Period and shall administer, hold and dispose of such shares only in accordance with the terms of this Agreement and as instructed in writing by Parent and the Securityholder Agent, as applicable, in accordance with this Agreement and Article VII of the Merger Agreement.

     (b) At the Effective Time, the Securityholder Agent shall supply Parent and the Escrow Agent with a schedule (the "Schedule") of the Stockholders of record
                                       --------
as of the Effective Time (the "Record Holders"), reflecting each such Record
                               --------------
Holder's pro rata interest in the Escrow Shares, and reflecting also the mailing address of each Record Holder. Parent shall keep such information current based on information supplied in writing by the Securityholder Agent or by any Record Holder in accordance with the notice provisions of this Agreement. Parent shall advise the Escrow Agent in writing of changes to the Schedule, and Parent shall make the Schedule, as it may be updated from time to time, available for inspection by any Record Holder upon his or her reasonable request. The Escrow Agent shall be fully protected, and shall incur no liability, in relying on the latest version of the Schedule provided to it in accordance herewith.

     (c) Notwithstanding the escrow of the Escrow Shares, dividends or other distributions declared and paid on such shares shall continue to be paid by Parent to the Stockholders and all voting rights with respect to such shares shall inure to the benefit of and be enjoyed by the Record Holders; provided, however, that in the event that any Escrow Shares are delivered to Parent in satisfaction of any Losses pursuant to Article VII, the Record Holders shall forfeit to Parent any dividends or other distributions associated with such Escrow Shares. Any securities received by the Escrow Agent in respect of any Escrow Shares held in escrow as a result of any stock split or combination of shares of Parent

Common Stock, payment of a stock dividend or other stock distribution in or on shares of Parent Common Stock, or change of shares of Parent Common Stock into any other securities pursuant to or as part of a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation of Parent, or otherwise, shall be held by the Escrow Agent as, and shall be included within the definition of, Escrow Shares, as the case may be. Any voting notices, proxies, ballots, etc. with respect to the Escrow Shares received by the Escrow Agent shall be forwarded to the Record Holders and the Escrow Shares shall be voted by the Record Holders thereof.

3.   Issuance of New Stock Certificates

     When Escrow Shares are to be delivered hereunder (other than if delivered in full to Parent), the Escrow Agent shall deliver the certificate(s) then evidencing the appropriate number of Escrow Shares to Parent, who shall cause replacement certificates to be promptly redeposited in escrow hereunder or delivered to the Record Holders, as the case may be, in accordance with the terms of this Agreement and the Merger Agreement.

4.   Indemnification and Reimbursement Procedures; Claims Against the Escrow

     4.1  Indemnification Claim Notice

     Parent shall give written notice (the "Claim Notice") of any claim for
                                            ------------
indemnification under Section 1(b) hereof or Article VII of the Merger Agreement to the Securityholder Agent and the Escrow Agent on or before the last day of the Escrow Period. Notwithstanding the foregoing, if such claim relates to the assertion against any Indemnitee of any Claim by a third party (a "Third Party
                                                                   -----------
Claim"), such notice shall be given within 30 days after the assertion of such
-----
Third Party Claim; provided, however, that the failure or delay to so notify the Securityholder Agent shall not relieve the Stockholders of any obligation or liability that the Stockholders may have to the Indemnitees except to the extent that the Securityholder Agent demonstrates that its ability to defend or resolve such Claim is adversely affected thereby. Any such Claim Notice shall describe the facts and circumstances on which the asserted Claim for indemnification is based and shall specify the basis for the determination of the amount which the Indemnitees intend to recover. Unless the Claim described in the Claim Notice is contested by the Securityholder Agent by written notice to Parent and the Escrow Agent of the amount of the Claim that is contested, given within 30 days of the receipt by the Securityholder Agent of the Claim Notice, Parent on behalf of the Indemnitees may recover such undisputed amount of the Claim described in the Claim Notice from the Stockholders by giving written notice of such Claim to the Escrow Agent and certifying that the Securityholder Agent has not contested such Claim in the appropriate time period. In such event, the Escrow Agent shall be entitled to rely on any such Claim Notice and distribute the Escrow Shares held in escrow to Parent with a value (determined as provided in Section 1(e) above) equal to the undisputed amount of the Claim described in the Claim Notice.

     4.2  Dispute Notice

     If, within 30 days of the receipt by the Securityholder Agent of the Claim Notice, the Securityholder Agent contests in writing to Parent and the Escrow Agent that such Losses constitute an indemnifiable Claim pursuant to Section 1(b) hereof or Article VII of the Merger Agreement (the "Dispute Notice"), then
                                                         --------------
Parent and the Securityholder Agent, acting in good faith, shall attempt to reach agreement with respect to such Claim. If Parent and the Securityholder Agent should so agree, a memorandum setting forth such agreement shall be prepared and signed by Parent and the Securityholder Agent. Such notice shall be furnished to the Escrow Agent and shall set forth the appropriate number of Escrow Shares, if any, to be delivered to each party. The Escrow Agent shall be entitled to rely on any such memorandum and distribute the Escrow Shares held in escrow in accordance with the terms thereof.

     If the Securityholder Agent disputes a Claim described in a notice from Parent given pursuant to Section 4.1 hereof, or the amount that the Indemnitees are claiming on account of such Claim (the "Contested Amount"), and the Securityholder Agent and Parent are unable to resolve any such dispute within 45 days after delivery of the Dispute Notice, then the matter shall be settled by binding arbitration in Seattle, Washington. All claims shall be settled by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). The Securityholder Agent and Parent shall each designate one arbitrator within 15 days after the termination of such 45-day period. The Securityholder Agent and Parent shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; provided, however, that (i) failing such agreement within 70 days of delivery of the Dispute Notice, the third arbitrator shall be appointed in accordance with the AAA Rules and (ii) if either the Securityholder Agent or Parent fails to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. All of the fees and expenses of the three arbitrators initially shall be paid by Parent; provided, however, that if Parent is the prevailing party in the arbitration, such fees and expenses shall be treated as a "Loss" for purposes of Section 1(b) hereof and
Article VII of the Merger Agreement, and Parent shall be entitled to recover the amount of such fees and expenses from the Escrow Shares in accordance with the provisions of this Agreement. For purposes of this Agreement, the prevailing party shall be that party in whose favor final judgment is rendered or who substantially prevails, if both parties are awarded judgment. The Securityholder Agent and Parent shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 30 days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether the Indemnitees are entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Merger Agreement and this Agreement.
The final decision of the majority of the arbitrators shall be furnished to the Securityholder Agent, Parent and the Escrow Agent in writing and shall constitute the conclusive determination of the issue in question binding upon the Securityholder Agent, Parent and the Escrow Agent. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' decision.

     4.3  Third-Party Claims

     (a) The Securityholder Agent shall have the right, upon written notice given to Parent and the Escrow Agent within 30 days after receipt of the Claim Notice relating to a Third Party Claim, to undertake the defense or handling of such Third Party Claim. The Securityholder Agent shall select counsel reasonably acceptable to Parent in connection with conducting the defense or handling of such Third Party Claim, and the Securityholder Agent shall defend or handle the same in consultation with Parent and shall keep Parent timely apprised of the status of such Third Party Claim. The Securityholder Agent shall not, without the prior written consent of Parent, agree to a settlement of any Third Party Claim, unless (i) the settlement provides an unconditional release and discharge of the Indemnitees and the Indemnitees are reasonably satisfied with such discharge and release and (ii) Parent has not reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of Parent. Parent shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

     Notwithstanding the foregoing paragraph, Parent shall have the right to retain control of the defense of any Third Party Claim which involves potential Losses in excess of the value of the Escrow Fund remaining in the Escrow Account, or which could reasonably be expected to materially affect Parent's on-going operations. In such event, the Securityholder Agent shall have the right to be present at the negotiation, defense and settlement of such action or claim.

     (b) If the Securityholder Agent, within 30 days after receipt of a Claim Notice relating to a Third Party Claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, Parent may, at the Stockholder's expense (through the submission of such expenses as Losses to be indemnified from the Escrow Fund), select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate, provided, however, that Parent
                                                 --------  -------
shall keep the Securityholder Agent timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the Securityholder Agent, which consent shall not be unreasonably withheld. If the Parent defends or handles such Third Party Claim, the Securityholder Agent shall cooperate with the Parent and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

     4.4  Fractional Shares

     To the extent it is necessary to satisfy a Claim or a Third Party Claim by delivering to Parent a fractional Escrow Share, the Escrow Agent shall round such fractional Escrow Share to the nearest whole share, with one half of such Escrow Share being rounded downward.

5.   Provisions Regarding the Escrow Agent

     5.1  Liability of the Escrow Agent

     The duties of the Escrow Agent hereunder are purely ministerial in nature. In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for any losses, claims, damages, liabilities or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall be fully protected in relying on and shall not incur any liability for any action taken, suffered or omitted in reliance on any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority, provided that the Escrow Agent believed that the forgeries, fraud, or impersonations of others were genuine and acted without gross negligence or willful misconduct. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or omitted by it in accordance with the advice of counsel; provided that the Escrow Agent exercised reasonable care in the selection of such counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement. The Escrow Agent shall have the right to perform any of its duties hereunder through agents, custodians or nominees.

     5.2  Fees and Expenses

     It is understood that the fees, expenses and usual charges agreed on for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and shall be reimbursed for all costs, attorneys' fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy, litigation or other event, and the Escrow Agent shall have the right to retain all documents and/or other things of value at any time held by the Escrow Agent in this escrow until such compensation, fees, costs, and expenses are paid. All fees, costs and expenses of the Escrow Agent shall be borne by Parent.

     5.3  Controversies

     If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by agreement by the parties as provided by Section 4. In such event, the Escrow Agent will not be liable, as a result thereof, to any person or entity for any losses, damages or otherwise. The Escrow Agent is authorized to deposit with the arbitrator all documents and funds held in escrow, except all costs, expenses, charges, and reasonable attorneys' fees incurred by the Escrow Agent or Escrow Shares equal to such value. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

     In addition, in the event of any dispute between the parties to this Escrow Agreement, or between any of them and any other person, resulting in adverse claims or demands being made upon any of the Escrow Shares, or in the event that the Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, file a suit as interpleader in a court of appropriate jurisdiction, or refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such dispute shall continue or such doubt shall exist. The Escrow Agent shall be entitled to continue to refrain from acting until (i) the rights of all parties have been fully and finally adjudicated by a court of appropriate jurisdiction or (ii) all differences and doubt shall have been resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The rights of the Escrow Agent under this Section are cumulative of all other rights which it may have by law or otherwise.

     5.4  Indemnification of the Escrow Agent

     Parent shall indemnify the Escrow Agent for, and hold it harmless against, any loss, liability, claim, cost, settlement, judgment, damage, fines, penalty, demand or expense, including attorney's fees, arising out of or in connection with its execution of this Agreement or its performance of its duties under this Agreement, including the costs and expenses of defending itself against any such loss, liability, claim or expense in connection herewith, unless such loss, liability, claim, cost, settlement, judgment, damage, fines, penalty, demand or expense shall have been determined by a court of competent jurisdiction to be a result of the Escrow Agent's gross negligence or intentional misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such damages and regardless of the form of action. Any liability of the Escrow Agent will be limited to the amount of fees paid by Parent. The obligations of Parent under this section and Section 5.2 hereof shall survive termination of this Agreement and the resignation or substitution of the Escrow Agent.

     5.5  Resignation of the Escrow Agent

     The Escrow Agent may resign at any time upon giving at least 30 days' written notice to the parties; provided, however that no such resignation shall
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become effective until the appointment of a successor escrow agent, which shall be accomplished as follows: Parent and the Securityholder Agent shall use their best efforts to mutually agree on a successor escrow agent within 30 days after receiving such notice. If Parent and the Securityholder Agent fail to agree on a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of Washington, which successor escrow agent shall be reasonably acceptable to Parent and the Securityholder Agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as escrow agent. Upon the effective appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement. If a successor escrow agent is not appointed within the above time frames by either Parent, the Securityholder Agent or the Escrow Agent, then the Escrow Agent shall, upon delivery of all records to Parent, be discharged from any further duties and liability under this Agreement.

6.   Representations and Warranties

     Each of the parties hereto represents and warrants with respect to itself only as follows: (i) that it has full power and authority to execute, deliver and perform its obligations under this Agreement; (ii) that all action on the part of such party necessary for the due authorization, execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the performance of each party's obligations hereunder has been taken; (iii) that this Agreement has been duly authorized, executed and delivered by such party; and (iv) that this Agreement is a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

7.   Amendments

     This Agreement may not be amended except by an instrument signed by Parent, the Escrow Agent and the Securityholder Agent. No such amendment shall be effective to alter or enlarge the Escrow Agent's duties, rights, discretion and obligations hereunder without its prior consent.

8.   Notices

     Any notice or request required or permitted to be given hereunder must be in writing given by personal delivery, overnight courier, certified or registered mail or facsimile, addressed as respectively set forth below or to such other address as any party has previously designated by such a notice. The effective date of any notice or request is (a) three days from the date it is sent so long as it is in fact received within five days if sent by certified or registered mail, (b) the date of delivery if personally delivered or delivered by overnight courier, or (c) when sent by facsimile with receipt confirmed.

     Notices to the parties hereto shall be sent as follows:

     To Parent:

          AVT Corporation
          11410 N.E. 122nd Way
          Kirkland, Washington  98034
          Attn: Roger A. Fukai, Executive Vice President

     with a copy to:

          Perkins Coie
          1201 Third Avenue, 40th Floor
          Seattle, Washington  98101-3099
          Fax:  (206) 583-8500
          Attention:  Linda Schoemaker

     To the Securityholder Agent:

          Wilson Sonsini Goodrich & Rosati, P.C.
          for Sanjeev Malaney, Client
          650 Page Mill Road
          Palo Alto, California 94304
          Attention:  Michael J. Danaher, Esq.
          Telephone No.:  (650) 493-9300
          Facsimile No.:  (650) 493-6811

          with a copy to:

          Wilson Sonsini Goodrich & Rosati, P.C.
          650 Page Mill Road
          Palo Alto, California 94304
          Attention:  Michael J. Danaher, Esq.
          Telephone No.:  (650) 493-9300
          Facsimile No.:  (650) 493-6811

     To the Escrow Agent:

          ChaseMellon Shareholder Services LLC
          Corporate Trust Division
          P.O. Box 21927
          Seattle, WA  98111

          Fax:  (206) 292-3196
          Attention:  Joseph Campbell, Assistant Vice President

          For Courier Deliveries:

          Corporate Trust Division
          14th Floor
          999 Third Avenue
          Seattle, WA 98104

9.   Severability

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

10.  Entire Agreement

     This Agreement, the Merger Agreement and each of the agreements, certificates, instruments and documents to be executed or delivered pursuant to the terms of the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

11.  Parties in Interest

     This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

12.  Governing Law

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington applicable to contracts executed in and to be performed in that State; provided, however, that all provisions regarding the rights, duties and obligations of the Escrow Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

13.  Headings

     The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

14.  Assignment

     This Agreement shall not be assigned by operation of law or otherwise, without the prior written consent of the other parties; provided, however, that
                                                        --------  -------
Parent may assign all or any of its rights and obligations hereunder to any of its affiliates.

15.  Specific Performance

     Each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees the other parties hereto will be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement (including the indemnification provisions hereof) in any competent court having jurisdiction over the parties, in addition to any other remedy to which they might be entitled at law or in equity.

16.  Further Assurances

     Each party will, at the reasonable request of any other party hereto, from time to time execute and deliver such other assignments, transfers, conveyances, and other instruments and documents and do and perform such other acts and things as may be reasonably necessary or desirable for effecting complete consummation of this Agreement and the transactions contemplated hereby.

17.  Counterparts; Electronic Signatures

     This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered will be deemed to be an original but all of which taken together will constitute one and the same agreement. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of this Agreement will be equivalent to original documents until such time as original documents are completely executed and delivered. "Transmitted Copies"
                                                            ------------------
will mean copies that are reproduced or transmitted via photocopy, facsimile, or other process of complete and accurate reproduction and transmission.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                              AVT CORPORATION

                              By: /s/ Richard J. LaPorte
                                  ----------------------
                                  Its:  Chairman and CEO


                              SECURITYHOLDER AGENT

                                        /s/ Sanjeev Malaney
                              --------------------------------------
                                             Sanjeev Malaney

                              CHASEMELLON SHAREHOLDER
                              SERVICES LLC

                              By: /s/ Joseph Campbell
                                  -------------------
                                  Its:  Assistant Vice President